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                                                                Exhibit 10.31

                                CONSULTING AGREEMENT

              THIS AGREEMENT is made on April 12, 1991, between DURAMETALLIC CORPORATION of Kalamazoo, Michigan ("DURAMETALLIC"), and JAMES S. WARE ("Ware").

                                 WITNESSETH:

              WHEREAS, Ware is employed by DURAMETALLIC as a senior executive and has contributed and is expected to contribute substantially to the future success of DURAMETALLIC; and

              WHEREAS, as part of the terms and conditions of Ware's continued employment, DURAMETALLIC wishes to provide for continued consulting services following his retirement;

              THE PARTIES agree as follows:

              1. Consulting Services. Ware agrees to consult with Durametallic and assist the Board of Directors on matters arising after his retirement which require Ware's experience and special expertise. These matters may include, but are not limited to, customer relations, business development, projects upon which Ware has participated and the transitional matters occasioned by Ware's retirement.

              Ware will have responsibility and control over the performance of his consulting services. Ware may perform his obligations in any manner consistent with the goals and policies of DURAMETALLIC. This includes the ability to delegate any task he deems appropriate to an assistant of his choosing and the ability to choose the time and place to perform his services.

              Although Ware is, in general, responsible for providing the facilities and equipment required to perform his obligations, DURAMETALLIC agrees to reimburse Ware for any reasonable expenses incurred while providing assistance or consultation to DURAMETALLIC under this agreement.

              2.   Payment for Consulting Services.

                   (a) Payment for the consulting services required by this
              agreement ("Consulting Fees") will be paid as described below if:

                        (i) Ware has not voluntarily terminated his employment
                   with DURAMETALLIC within 5 years or before reaching the age of 60 whichever shall first occur;

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                        (ii) DURAMETALLIC has not terminated Ware's employment
                   in good faith and with good cause and other than by reason of Ware's disability; and

                        (iii) Ware provides consulting services as required by
                   this agreement.

                   (b) The Consulting Fees shall be paid to Ware in annual
              installments of $110,000 for 10 years or until Ware's death. The Consulting Fees shall be paid on the anniversary of Ware's retirement for each successive year in which the consulting services are provided. No such fees are payable unless Ware is living on such anniversary date and has provided the services provided hereunder.

              3. Insurance. DURAMETALLIC will purchase and maintain insurance policies to partially fund the Consulting Fees described in this Agreement. DURAMETALLIC will pay all premiums due under these insurance policies directly and will be the sole owner and beneficiary of these insurance policies. DURAMETALLIC will not be required to fund the entire amount of its obligation under this Agreement by these insurance policies. DURAMETALLIC will not grant any security interest, encumbrance or lien on the insurance policies which is superior to the interest of general creditors of the corporation.

              4. No Fiduciary Relationship. Ware shall have no greater rights under this agreement than those of a general unsecured creditor of DURAMETALLIC. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall be construed as creating a trust of any kind. Nothing contained in this Agreement shall be construed as creating an escrow arrangement of any kind or a fiduciary relationship between DURAMETALLIC and Ware as pertains to the subject matter of this Agreement.

              5. Other Benefits and Remuneration. Nothing contained in this Agreement shall be deemed to exclude Ware from any compensation, insurance, or other benefit to which he may now be or later become, entitled as an employee of DURAMETALLIC.

              6. No Assignment of Consulting Fees. The right to receive deferred compensation under this Agreement may not be sold, assigned, transferred, pledged, or encumbered by Ware or Ware's beneficiary, or any other person.

              7. Termination. This Agreement cannot be terminated by DURAMETALLIC without the consent of Ware. This Agreement is terminated without further action if DURAMETALLIC terminates Ware's employment with good cause and in good faith.

              8. Change in Management or Control. This Agreement will be unaffected by a change in the management or control of DURAMETALLIC. Termination of Ware's employment related to or following a change in management or control of DURAMETALLIC will not be deemed to be "for good cause" and will not affect Ware's rights under this Agreement.

              9. Disability. Ware shall be considered disabled if by reason of accident, physical illness, or mental illness: (a) Ware does not fulfill Ware's normal responsibilities as an employee of DURAMETALLIC for a period of at least 6 months; (b) DURAMETALLIC and Ware agree that Ware is or will be unable to perform Ware's normal responsibilities as

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         an employee for a period of at least 6 months; or (c) there is a dispute as to disability and a physician or panel of physicians determines that Ware is or will be unable to perform Ware's normal responsibilities for a period of at least 6 months. Disputes regarding existence or date of disability shall be determined by a licensed physician selected by agreement of DURAMETALLIC and Ware. Such physician's fees shall be paid by DURAMETALLIC. If they cannot agree upon a physician, the dispute shall be determined by a majority of a panel of three licensed physicians, one selected by DURAMETALLIC, one selected by Ware, and the third selected by the first two. DURAMETALLIC and Ware shall each pay the fees of the physician they select, and the fees of the third physician shall be shared equally. The date of disability shall be the beginning of the 6-month period or the date determined to be the onset of the disability by the physicians or panel of physicians.

              10. Amendment. The parties may amend this Agreement only by a mutually executed written document.

              11. Governing Law. This Agreement shall be construed according to the laws of the State of Michigan.

              IN WITNESS WHEREOF, this Agreement has been executed as of the date written above.

                                            DURAMETALLIC CORPORATION

                                         By   /s/ Clark D.  Hurlbert
                                           --------------------------------
                                         Its Senior VP Finance
                                           --------------------------------

                                         /s/ James S. Ware
                                           --------------------------------
                                         James S. Ware



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